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                                                                    EXHIBIT 10.4

                         AMENDED AND RESTATED LITTELFUSE
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    ARTICLE I
                               PURPOSE OF THE PLAN

     The purpose of the Littelfuse Deferred Compensation Plan for Non-employee Directors (the "Plan") is to promote the ownership by non-employee directors of Littelfuse, Inc., a Delaware corporation (the "Company"), of shares of common stock, $.01 par value, of the Company (the "Company Common Stock"), by allowing them to elect to receive shares of the Company Common Stock in lieu of their receiving some or all of the cash compensation which they would otherwise be entitled to receive as payment for their services as directors of the Company. The Company believes that ownership of the Company Common Stock by its non-employee directors aligns the interests of such non-employee directors more closely with the interests of the stockholders of the Company and that the Plan will also assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors of the Company.

     The Plan was originally adopted effective March 17, 2005, and has since been amended. This Plan is hereby amended and restated in its entirety, in order to incorporate all prior amendments and to make certain additional amendments required to comply with Section 409A of the Internal Revenue Code of 1986 (the "Code").

                                   ARTICLE II
                         ELECTIONS BY ELIGIBLE DIRECTORS

     Section 2.1. Eligibility. Any person who is serving as a director of the Company and who is not an employee of the Company or any of its subsidiaries shall be eligible to participate under the Plan (hereinafter referred to individually as an "Eligible Director" and collectively as the "Eligible Directors").

     Section 2.2. Compensation. As used herein, the term "Compensation" shall mean any and all fees and retainers payable in cash to an Eligible Director by the Company for his or her services as a director, including, without limitation, his or her annual retainer and meeting fees. A Director shall be deemed to have earned one-fourth of his or her annual retainer fee on the date of each of the four regularly scheduled Board of Directors meetings, whether or not he or she attends such meeting.

     Section 2.3. Compensation Deferral for 1995. Not later than June 30, 1995, an Eligible Director may, by filing a written election with the Secretary of the Company, direct the Company (a) to defer some or all of his or her Compensation for 1995 which has not theretofore been earned by such Eligible Director in such amount or percentage as specified by such Eligible Director and (b) to credit the amount of such deferral to an account maintained on the books of the Company for such Eligible Director (the

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"Deferred Compensation Account"), such credit to be made as of the date that such Compensation is deemed to have been earned by such Eligible Director.

     Section 2.4. Compensation Deferral for 1996. Not later than June 30, 1995, an Eligible Director may, by filing a written election with the Secretary of the Company, direct the Company (a) to defer some or all of his or her Compensation for 1996 in such amount or percentage as specified by such Eligible Director and
(b) to credit the amount of such deferral to such Eligible Director's Deferred Compensation Account, such credit to be made as of the date that such Compensation is deemed to have been earned by such Eligible Director.

     Section 2.5. Compensation Deferral for 1997 and Later Years. An Eligible Director may, by filing a written election with the Secretary of the Company from time to time, direct the Company (a) to defer some or all of his or her Compensation which is payable to him or her on or after January 1, 1997, in such amount or percentage as specified by such Eligible Director and (b) to credit the amount of such deferral to such Eligible Director's Deferred Compensation Account, such credit to be made as of the date that such Compensation is deemed to have been earned by such Eligible Director. Effective for Compensation paid on or after January 1, 2005, such election may be made within 30 days after an Eligible Director is first elected to the Board. If not made during such 30 day period, the election may be made prior to the beginning of any subsequent year, and shall take effect on the first day of such subsequent year.

     Section 2.6. Interest. The Company shall credit the Deferred Compensation Account for each Eligible Director with interest at the rate of eight percent (8%) per annum on the balance of the Deferred Compensation Account from time to time, such credit to be made on a monthly basis.

     Section 2.7. Elections. Once an election by an Eligible Director to defer some or all of his or her Compensation becomes effective pursuant to this Article, such election shall remain in effect until written notice terminating or amending said election is delivered by said Eligible Director to the Secretary of the Company. Effective as of January 1, 2005, any termination or amendment of an election shall take effect on the first day of the year following the year in which the notice is delivered to the Secretary.

     Section 2.8. Maximum Number of Shares. The maximum number of shares of Company Common Stock which may be issued pursuant to the Plan shall be 160,000 shares.

                                   ARTICLE III
                   ESTABLISHMENT OF AND CONTRIBUTIONS TO TRUST

     Section 3.1. Establishment of Trust. The Company shall establish a trust (the "Trust") with an independent third party trustee approved by the Board of Directors of the Company (the "Trustee") pursuant to a trust agreement approved by the Board of Directors of the Company (the "Trust Agreement") for the purpose of holding shares of the Company Common Stock for the benefit of the Eligible Directors.


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     Section 3.2. Establishment of Trust Accounts. The Trustee shall establish a separate account under the Trust (a "Trust Account" and, collectively with all other Trust Accounts, the "Trust Fund") for any Eligible Director who elects to defer Compensation pursuant to the Plan.

     Section 3.3. Contribution of Shares to Trust Accounts. Commencing on May 16, 2005, and continuing on each business day which is closest to each subsequent August 15, November 15, February 15 and May 15 during the term of the Plan, the Company shall issue in the name of the Trustee and deliver to the Trustee stock certificates representing that number of shares of Company Common Stock which is equal to the balance of the Eligible Director's Deferred Compensation Account on the Valuation Date divided by the Current Market Price; provided, however, that no fractional shares shall be issued. The Company shall reduce such Eligible Director's Deferred Compensation Account by the amount thereof which was used to purchase said shares of Company Common Stock and the Trustee shall credit the Trust Account of such Eligible Director with such number of shares of Company Common Stock. As used herein, the term "Valuation Date" with respect to each such issuance of shares shall mean the date the Company issues said shares and the term "Current Market Price" with respect to each such issuance of shares shall mean the average of the closing prices for shares of the Company Common Stock on The Nasdaq Stock Market on the five days immediately preceding the Valuation Date upon which shares of the Company Common Stock were traded on The Nasdaq Stock Market.

     Section 3.4. Dividends and Distributions. All dividends payable in cash with respect to any shares of Company Common Stock held in the Trust for the benefit of an Eligible Director which are received by the Trustee shall be reinvested by the Trustee in shares of Company Common Stock, either pursuant to purchases from the Company or from third parties, credited to the Trust Account of such Eligible Director and held by the Trustee for the benefit of such Eligible Director and distributed to such Eligible Director pursuant to Article IV hereof. All non-cash dividends or other distributions with respect to any shares of Company Common Stock held in the Trust for the benefit of an Eligible Director which are received by the Trustee, or any shares of stock or other securities of another entity into which such shares of Company Common Stock shall be converted or exchanged pursuant to a merger, consolidation, exchange offer or other transaction which are received by the Trustee, shall be credited to such Eligible Director's Trust Account and held by the Trustee for the benefit of such Eligible Director and distributed to such Eligible Director pursuant to Article IV hereof.

     Section 3.5. Voting of Shares. All shares of Company Common Stock or other voting securities credited to an Eligible Director's Trust Account shall be voted by and in the discretion of the Trustee.

     Section 3.6. Trustee's Fees. All fees and expenses of the Trustee under the Trust Agreement shall be paid by the Company.


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     Section 3.7. Vesting. Except as otherwise provided in Article V hereof, the interests of the Eligible Directors in their respective Deferred Compensation Accounts and Trust Accounts shall at all times be fully vested and non-forfeitable.

                                   ARTICLE IV
                            DISTRIBUTION OF ACCOUNTS

     Section 4.1. Time of Distributions. Distributions of any amounts or assets credited to an Eligible Director's Deferred Compensation Account and Trust Account shall commence or be made in the manner described in Section 4.2 hereof within ten (10) days after the earlier of: (i) the date of the Eligible Director' termination of service as a director of the Company on account of resignation, removal, replacement, retirement, death or otherwise; or (ii) the date the Board of Directors of the Company determines that it is in the best interests of the Company or such Eligible Director that such distribution shall be made; provided, however, that such Eligible Director must abstain from voting on or with respect to, and may not otherwise participate in, any such determination. The Board of Directors may only direct a distribution pursuant to clause (ii) of any amount that was deferred on or after January 1, 2005 (or the income attributable to such amounts) to the extent the Board of Directors determines that such distribution is necessary to alleviate an unforeseeable emergency, including any tax imposed on the distribution. For purposes of the preceding sentence, an unforeseeable emergency means a severe financial hardship to the Eligible Director resulting from an illness or accident of the Eligible Director (or the Eligible Director's spouse, Beneficiary, or tax dependent); loss of the Eligible Director's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Director, determined in accordance with regulations or other guidance promulgated under Section 409A of the Code. For purposes of this Section 4.1, an Eligible Director shall not be considered to have terminated his or her service as a director until he has incurred a separation from service as defined in Section 409A of the Code.

     Section 4.2. Method of Distribution.

     (a) At the time of an Eligible Director's initial election described in
Article II, the Eligible Director making such election shall specify in a written notice delivered to the Secretary of the Company whether the amounts and assets credited to his or her Deferred Compensation Account and Trust Account shall be distributed to him or her (or his or her beneficiary) in a single lump sum distribution at the time described in Section 4.1, or in not more than ten annual installments. The first such installment shall be paid not more at the time described in Section 4.1, and subsequent payments shall be made on each anniversary of such date. The amount of each such installment shall be equal to the cash balance in his or her Deferred Compensation Account and the number of shares in his or her Trust Account immediately prior to the distribution divided by the number of installments remaining to be paid (rounded to the next higher number of whole shares with respect to the Trust Account). If an Eligible Director shall fail to make such an election, he or she shall be deemed to have elected a lump sum distribution.


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     (b) The Eligible Director may change such distribution election from time to time by delivering written notice to the Secretary of the Company, subject to the following. Effective as of January 1, 2008, no change in a distribution election may be made within one year before the Eligible Director terminates his or her service as a director, and if an Eligible Director's service is terminated within one year after notice of any such change is given to the Secretary, such change will be null and void. If an Eligible Director changes his or her distribution election on or after January 1, 2008, then the portion of his or her Deferred Compensation Account, and the number of shares in his or her Trust Account. attributable to amounts deferred after December 31, 2004, and before the first day of the year following the year in which the notice of such change is given to the Secretary (including amounts attributable to earnings), shall be distributed (or begin to be distributed in the case of installments) on the day that is five years after the date it would have been distributed had such change not been made. For purposes of Section 409A of the Internal Revenue Code of 1986, payment in installments shall be considered a single payment.

     (c) Any amounts or assets credited to an Eligible Director's Deferred Compensation Account and Trust Account shall be distributed or commence to be distributed to such Eligible Director or his or her beneficiary at the time described in Section 4.1 in the manner so specified. If the Company is not Insolvent (as hereinafter defined) at the time of any distribution, the distributions shall be made from the Eligible Director's Deferred Compensation Account and Trust Account (as applicable) and charged to the Eligible Director's Deferred Compensation Account and Trust Account (as applicable).

     Section 4.3. Designation of Beneficiary. Each Eligible Director participating in the Plan shall designate a beneficiary or beneficiaries to whom distributions shall be made pursuant to Section 4.2 in the event of the death of the Director before his or her entire Deferred Compensation Account and Trust Account is distributed. If there is no designated beneficiary, or no designated beneficiary surviving at an Eligible Director's death, the Eligible Director's beneficiary shall be his or her estate. Beneficiary designations shall be made in writing. An Eligible Director may designate a new beneficiary or beneficiaries at any time by filing a new election with the Secretary of the Company.

     Section 4.4. Taxes. In the event any taxes are required by law to be withheld or paid from any distributions made pursuant to the Plan, the Company or Trustee (as applicable) shall deduct the amount of such taxes from such distributions and shall transmit the withheld amounts to the appropriate taxing authority or obtain payment from the appropriate Eligible Director of the amount of any such taxes prior to any such distributions.

                                    ARTICLE V
                            CREDITORS AND INSOLVENCY

     Section 5.1. Claims of the Company's Creditors. All balances in the Deferred Compensation Accounts and assets held in the Trust Accounts pursuant to the Plan, and


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any issuances of shares of Company Common Stock to be made by the
Company and any distribution to be made by the Trustee pursuant to the Plan and Trust Agreement, shall be subject to the claims of the general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of an Eligible Director or his or her beneficiaries to any assets of the Company or the Trust Fund shall be no greater than the rights of an unsecured creditor of the Company.

     Section 5.2. Notification of Insolvency. In the event the Company becomes Insolvent, the Board of Directors of the Company or the President of the Company shall promptly notify the Trustee of that fact. In the event the Company becomes Insolvent, the Company shall not issue any further shares of Company Common Stock under the Plan. The Trustee shall not make any further distributions from the Trust Fund to any Eligible Director or any beneficiary under the Plan after such notification that the Company is Insolvent is received or at any time after the Trustee has knowledge that the Company is Insolvent. Under any such circumstance, the Trustee shall deliver any property held in the Trust Fund only as a court of competent jurisdiction may direct to satisfy the claims of the Company's creditors or otherwise. For purposes of this Plan, the Company shall be deemed to be "Insolvent" if the Company is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code, as amended, or is unable to pay its debts as they become due.

                                   ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1. Funding. Neither any Eligible Director, nor his or her beneficiaries, nor his or her heirs, successors or assigns, shall have any secured interest in or claim on any property or assets of the Company or the Trust under or pursuant to the Plan or otherwise. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to credit certain amounts to the Deferred Compensation Accounts and to issue and deliver shares of the Company Common Stock to the Trustee for the benefit of the Eligible Directors. The Company shall fund the Trust in accordance with the terms of the Plan, but all assets contained therein shall be and remain subject to the claims of the Company's general creditors as provided in Article V hereof.

     Section 6.2. Term of Plan. The Board of Directors of the Company reserves the right to amend the Plan or Trust Agreement or terminate the Plan or Trust at any time; provided, however, that no amendment or termination shall affect the rights of Eligible Directors to amounts or assets previously credited to their Deferred Compensation Accounts or Trust Accounts and, provided further, that the Plan may not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act, as amended, or the rules thereunder, if such amendment would cause the Plan not to be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, the Trust shall remain in effect until such time as the entire corpus of the Trust Fund has been distributed pursuant to the terms of the Trust Agreement, and the Plan shall remain in effect until


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such time as all amounts credited to Eligible Directors' Deferred Compensation
Accounts are distributed pursuant to Article IV hereof.

     Section 6.3. Assignment. No right or interest of any Eligible Director or his or her beneficiary (or any person claiming through or under such Eligible Director or his or her beneficiary) in any benefit or payment under the Plan or the Trust shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Eligible Director.

     Section 6.4. Tax Effect. This Plan is intended to be treated as an unfunded deferred compensation plan under the Code and, with respect to amounts deferred on and after January 1, 2005, to comply in all respects with the requirements of
Section 409A of the Code and the regulations thereunder, and, to the maximum extent permitted by law, the Plan shall be so construed and administered. It is the intention of the Company that the amounts of Compensation which an Eligible Director elects to have deferred pursuant to the Plan shall not be included in the gross income of such Eligible Director or his or her beneficiaries until such time as the amounts or assets credited to such Eligible Director's Deferred Compensation Account and Trust Account are distributed to the Eligible Director or his or her beneficiary under the Plan. If at any time any amount attributable to the Eligible Directors' Deferred Compensation Accounts or Trust Accounts are includible in the gross income of any Eligible Director or his or her beneficiary before distribution pursuant to Article IV hereof, the amount includible in income shall be immediately distributed to the respective Eligible Director or beneficiary. Distributions described in the preceding sentence shall only be made from the Trust if the Company is not Insolvent at the time for such distribution.

     Section 6.5. Compliance with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with applicable provisions of Rule 16b-3 under the Securities Exchange Act of 1934. Accordingly, if any provision of the Plan does not comply with the requirements of said Rule 16b-3 as then applicable to any such Eligible Director, or would cause any Eligible Director to no longer be deemed a "disinterested person" within the meaning of said Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Eligible Director. In addition, the Board of Directors of the Company shall have no authority to make any amendment, alteration, suspension, discontinuation or termination of the Plan or take other action if and to the extent such authority would cause an Eligible Director's transactions under the Plan not to be exempt or any Eligible Director no longer to be deemed a "disinterested person," under said Rule 16b-3.

     Section 6.6. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 6.7. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.


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     Section 6.8. Effective Date of Plan. The Plan shall be effective as of
March 17, 1995, subject to approval by the stockholders of the Company. Any Compensation deferral elections, credits to Deferred Compensation Accounts or contributions to the Trust made prior to such stockholder approval shall be contingent on such approval, and if such approval is not obtained prior to June 1, 1995, all Compensation deferral elections shall be deemed to be cancelled and all amounts or assets credited to the Deferred Compensation Accounts and the Trust Accounts shall be distributed to the Eligible Directors or their beneficiaries. Distributions described in the preceding sentence shall only be made if the Company is not Insolvent at the time for such distribution.

     Section 6.9. No Right to Continued Service. Nothing contained herein shall be construed to confer upon any Eligible Director the right to continue to serve as a Director of the Company or in any other capacity.

     Section 6.10. Compliance with Section 409A. Effective January 1, 2005, the Plan shall be amended as follows:

          (i) Distributions. Notwithstanding anything to the contrary contained in the Plan, no distributions shall be permitted or made under the Plan which would cause the Plan not to meet, or be deemed to be operated not in accordance with, the requirements of Section 409A(a)(2) of the Code.

          (ii) Acceleration of Benefits. Notwithstanding anything to the contrary contained in the Plan, the acceleration of the time or schedule of any payment or distribution under the Plan which would cause the Plan not to meet, or be deemed to be operated not in accordance with, the requirements of Section 409A(a)(2) of the Code is prohibited, except as provided in regulations promulgated from time to time by the Secretary of the Treasury.

          (iii) Elections. Notwithstanding anything to the contrary contained in the Plan, no elections shall be permitted or made under the Plan which will cause the Plan to fail to meet, or be deemed to be operated not in accordance with, the requirements of Section 409A(a)(4) of the Code.

The provisions of this Section 6.10 shall not apply to amounts deferred before January 1, 2005, except to the extent necessary to prevent the Plan from (i) failing to meet the requirements of Section 409A(a)(2), (3) and (4) of the Code or (ii) not being operated in accordance with such requirements.


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